Exhibit 99.1

PRESS RELEASE SOURCE:	WPCS International Incorporated

WPCS Reports 1st Quarter FY2013 Results

EXTON, PA - (Marketwire - September 14, 2012) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2013 first quarter ended July 31, 2012. In the first quarter, the WPCS domestic and international operation centers generated EBITDA of approximately $695,000 compared to an EBITDA loss of $7.1 million in preceding quarter ended April 30, 2012. These same operation centers generated EBITDA of $2.0 million for the same period in the prior year.

WPCS reported net income of approximately $994,000 or $0.14 per diluted shared which includes income from discontinued operations of approximately $1.7 million, or $0.24 per diluted share related to the asset sales of the Hartford and Lakewood Operations. This compares to a net loss of approximately $35,000 or $0.01 per diluted share for the same period a year ago, which includes a loss from discontinued operations of approximately $189,000, or $0.03 per diluted share. For the first quarter, WPCS reported revenue of $13.4 million compared to $18.6 million for the same period in the prior year. Although the company has recently announced many new contract awards, the start of these projects are scheduled for later in the year, therefore these project delays caused the reported revenue to be lower than planned. However, the delayed project revenue is expected to be recognized in the quarters ahead.

Andrew Hidalgo, CEO of WPCS, commented, “I am pleased to report a substantial improvement in financial performance quarter over quarter. For the first quarter, our operation centers generated $695,000 in EBITDA on revenue of $13.4 million. Even our Trenton Operations, which is coming off a difficult year of losses, generated positive EBITDA of $208,000 in the first quarter. The projects that generated the losses are behind us. We have strengthened the balance sheet and income statement. Our challenge continues to be cash flow. The current debt facility of $2 million with Sovereign Bank is not sufficient to meet our future operating requirements. We need to replace this debt facility as a priority. If we are able to obtain an adequate debt facility, we believe we will be in a better position for growth and increased shareholder value.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 800-875-3456 for calls within the U.S. or 302-607-2001 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH25585. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 800-355-2355 and entering 25585 as the program identification number.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com
The press release references a financial measure, EBITDA that is not in accordance with GAAP. WPCS defines EBITDA in the traditional sense of earnings before interest, income taxes, depreciation and amortization but in addition, WPCS has incurred one-time charges (credits) for the (gain) loss from discontinued operations and the strategic alternatives effort as well as non-cash charges from deferred tax asset valuation allowances, acquisition related earn-out costs and goodwill impairments. These charges are also excluded from the EBITDA calculation so that the company can provide a more meaningful perspective on the results for the continuing operations. The company uses EBITDA to evaluate its operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. The company believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of the company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or net income (loss) per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the Requirements of Regulation G, WPCS has included a reconciliation of EBITDA to the most directly comparable GAAP financial measure.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)

	Three Months Ended
	July 31,
	2012	2011
		(Note 1)
REVENUE	$13,444,417	$18,616,091

COSTS AND EXPENSES:
Cost of revenue	10,514,076	14,207,243
Selling, general and administrative expenses	3,010,966	3,257,938
Depreciation and amortization	361,714	439,173
Change in fair value of acquisition-related contingent consideration	-	43,068
	13,886,756	17,947,422

OPERATING (LOSS) INCOME	(442,339)	668,669

OTHER EXPENSE (INCOME):
Interest expense	125,115	95,793
Interest income	(9,798)	(8,476)

(Loss) income from continuing operations before income tax provision	(557,656)	581,352

Income tax provision	134,529	411,888
(LOSS) INCOME FROM CONTINUING OPERATIONS	(692,185)	169,464

Discontinued operations:
Loss from operations of discontinued operations, net of
tax of $54,164 and ($438,228), respectively	(639,292)	(188,685)
Gain from disposal	2,324,631	-
Income (loss) from discontinued operations, net of tax	1,685,339	(188,685)

CONSOLIDATED NET INCOME (LOSS)	993,154	(19,221)

Net (loss) income attributable to noncontrolling interest	(547)	15,456

NET INCOME (LOSS) ATTRIBUTABLE TO WPCS	$993,701	$(34,677)

Basic and diluted net income (loss) per common share attributable to WPCS:
(Loss) income from continuing operations attributable to WPCS	$(0.10)	$0.02
Income (loss) from discontinued operations attributable to WPCS	$0.24	$(0.03)
Basic and diluted net income (loss) per common share attributable to WPCS	$0.14	$(0.01)

Basic weighted average number of common shares outstanding	6,954,766	6,954,766
Diluted weighted average number of common shares outstanding	6,954,766	6,964,211

(1) The prior year financial statements contain certain reclassifications to present discontinued operations.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
ASSETS	2012	2012
	(Unaudited)
CURRENT ASSETS:

Cash and cash equivalents	$1,257,920	$811,283
Accounts receivable, net of allowance of $1,618,454 and $1,794,729 at
July 31, 2012 and April 30, 2012, respectively	13,776,221	22,343,304
Costs and estimated earnings in excess of billings on uncompleted contracts	2,310,399	1,340,379
Inventory	-	1,475,266
Prepaid expenses and other current assets	2,356,016	2,142,191
Prepaid income taxes	48,586	137,279
Deferred tax assets	396,391	307,550
Total current assets	20,145,533	28,557,252

PROPERTY AND EQUIPMENT, net	3,173,186	4,309,450

OTHER INTANGIBLE ASSETS, net	354,210	382,852

GOODWILL	1,963,321	1,930,826

DEFERRED TAX ASSETS	247,362	243,999

OTHER ASSETS	69,776	371,020

Total assets	$25,953,388	$35,795,399

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND EQUITY	July 31,	April 30,
	2012	2012
	(Unaudited)
CURRENT LIABILITIES:

Current portion of loans payable	$44,124	$143,514
Borrowings under line of credit	-	4,964,140
Current portion of capital lease obligations	5,432	15,465
Accounts payable and accrued expenses	11,128,316	16,669,621
Billings in excess of costs and estimated earnings on uncompleted contracts	2,448,516	3,594,193
Deferred revenue	631,716	790,270
Due joint venture partner	3,412,434	3,314,708
Other payable	793,927	-
Income taxes payable	268,816	194,963
Total current liabilities	18,733,281	29,686,874

Loans payable, net of current portion	56,414	223,561
Total liabilities	18,789,695	29,910,435

COMMITMENTS AND CONTINGENCIES
EQUITY:
WPCS EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766
shares issued and outstanding at July 31, 2012 and April 30, 2012	695	695
Additional paid-in capital	50,739,430	50,477,543
Accumulated deficit	(46,149,961)	(47,143,662)
Accumulated other comprehensive income on foreign currency translation	1,471,089	1,433,066

Total WPCS equity	6,061,253	4,767,642

Noncontrolling interest	1,102,440	1,117,322

Total equity	7,163,693	5,884,964

Total liabilities and equity	$25,953,388	$35,795,399

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA:
	Three Months Ended
	July 31,	July 31,	April 30,
	2012	2011	2012

NET INCOME (LOSS) ATTRIBUTABLE TO WPCS, GAAP	$993,701	$(34,677)	$(8,528,827)

Plus:
Net income (loss) attributable to noncontrolling interest	(547)	15,456	(118,400)
Loss from discontinued operations, net of tax	639,292	188,685	442,903
(Gain) loss from disposal of discontinued operations	(2,324,631)	-	5,100
Income tax provision (benefits)	134,529	411,888	(458,442)
Interest expense	125,115	95,793	270,059
Interest income	(9,798)	(8,476)	-
Change in fair value of acquisition-related contingent consideration	-	43,068	-
One time strategic costs	-	63,670	13,402
Goodwill and intangible assets impairment	-	-	20,167
Depreciation and amortization	361,714	439,173	439,128

Consolidated EBITDA, Non-GAAP	(80,625)	1,214,580	(7,914,910)
Plus:
Corporate operating expenses	776,225	736,855	817,985

EBITDA of Continuing Operation Centers, Non-GAAP	$695,600	$1,951,435	$(7,096,925)